============================================================
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C.  20549

                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933


                               VALMONT INDUSTRIES, INC.
                  (Exact Name of Issuer as Specified in its Charter)

                         Delaware                         47-0351813
               (State or Other Jurisdiction of         (I.R.S. Employer
               Incorporation of Organization)          Identification No.)

                         Valmont Industries, Inc.
                         Valley, Nebraska                     68064
               (Address of Principal Executive Offices)     (Zip Code)



                       Valmont Employee Retirement Savings Plan
                               (Full Title of the Plan)


                           Terry J. McClain, Vice President
                             and Chief Financial Officer
                               Valmont Industries, Inc.
                               Valley, Nebraska  68064
                       (Name and Address of Agent for Service)

                        Telephone Number, Including Area Code,
                         of Agent for Service:  402-359-2201

                      CALCULATION OF ADDITIONAL REGISTRATION FEE

         =============================================================
         Title of    Amount to   Proposed maxi-   Proposed maxi-  Amount of
         securi-     be regis-   mum offering     mum aggregate   registra-
         ties to be  tered       price per        offering price  tion fee
         registered              share  (2)             (2)


         Common       100,000    $16.50           $1,650,000      $569.00
         Stock        shares

         <FOOTNOTE>

         1    In  addition,   pursuant  to  Rule  416(c),  this  Registration
              Statement covers  an indeterminate  amount of  interests to  be offered or sold pursuant to the employee benefit plan described herein.

         2    Estimated   solely   for  the   purpose   of  calculating   the
              registration fee  pursuant to Rule  457(c) on the basis  of the average of the high and low sales prices on December 27, 1994.













                                        PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


         Item 3.    INCORPORATION BY CERTAIN DOCUMENTS BY REFERENCE

          Valmont Industries, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1993.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Company's fiscal year ended December 25, 1993.

          (c) The description of the Company's common stock contained in registration statements on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All  documents  subsequently  filed  by  the  Company  pursuant  to
         Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

          The  Plan, interests  in  which are  covered  by this  Registration
         Statement, hereby incorporates by reference in this Registration Statement its Annual Report on Form 11-K for its latest fiscal year.


         Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to Article IX of the Certificate of Incorporation of the Company, the Company shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after April 27, 1987. A director shall continue to be liable for (i) any breach of a director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

         The bylaws of the Company provide for indemnification of Company officers and directors against all expenses, liability or losses reasonably incurred or suffered by them to the extent legally permissible under the Delaware General Corporation Law where any such person was, is, or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact such person was serving the Company in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company.

          The Company also maintains a director and officer insurance policy which insures the Company, its subsidiaries and their officers and directors against damages, judgments, settlements and costs incurred by reason of wrongful acts committed by such persons in their capacities as officers and directors.


         Item 8.    EXHIBITS

          4.1  -    Valmont Employee  Retirement Savings Plan,  with Exhibits
                    No. 1 through No. 7

          23   -    Consent of KPMG Peat Marwick

          24   -    Powers of Attorney for Directors of the Company

         The undersigned registrant hereby undertakes to submit or cause to be submitted the Valmont Employee Retirement Savings Plan, and any amendments thereto, to the Internal Revenue Service in a timely manner and to make all changes required by the IRS in order to qualify such plans under the Internal Revenue Code.


         Item 9.    UNDERTAKINGS

          A.  The undersigned registrant hereby undertakes:

              (1)  To file,  during any period  in which offers or  sales are
                   being   made,   a   post-effective   amendment   to   this
                   registration statement:

                    (i) To  include  any   prospectus  required  by   Section
                        10(a)(3)  of   the  Securities  Act   of  1933   (the
                        "Securities Act");

                   (ii) To  reflect in  the prospectus  any  facts or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any  material information with respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereon, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.  Insofar as  indemnification for  liabilities arising under  the
              Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley, and the State of Nebraska, on this 29th day of December, 1994.

                                            VALMONT INDUSTRIES, INC.

                                              /s/ Mogens C. Bay
                                            _________________________
                                            Mogens C. Bay
                                            Chief Executive Officer



              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 29th day of December, 1994 by the following persons in the capacities indicated.

              Signature                               Title


          /s/ Mogens C. Bay
          __________________________        Director, President and
          Mogens C. Bay                     Chief Executive Officer
                                            (Principal Executive Officer)

          /s/ Terry J. McClain
          __________________________        Vice President and
          Terry J. McClain                  Chief Financial Officer
                                            (Principal Financial Officer)

          /s/ Brian C. Stanley
          __________________________        Vice President - Investor
          Brian C. Stanley                  Relations & Controller
                                            (Principal Accounting Officer)

          Robert B. Daugherty*              Director
          Charles M. Harper*                Director
          Allen F. Jacobson*                Director
          Lloyd P. Johnson*                 Director
          John E. Jones*                    Director
          Thomas F. Madison*                Director
          Walter Scott, Jr.*                Director
          Robert G. Wallace*                Director

          * This Registration Statement has been signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.

                                               /s/ Mogens C. Bay
                                            ____________________________
                                            Mogens C. Bay
                                            Attorney-in-Fact









              Pursuant to the requirements of the Securities Act of 1933, the Valmont Employee Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley, and the State of Nebraska, on this 29th of December, 1994.

                                  VALMONT EMPLOYEE RETIREMENT SAVINGS PLAN

                                       /s/ Mogens C. Bay
                                  By:___________________________
                                     Mogens C. Bay
                                     Policy Committee Member

                                       /s/ Terry J. McClain
                                  By:___________________________
                                     Terry J. McClain
                                     Policy Committee Member

                                       /s/ Tom L. Whalen
                                  By:___________________________
                                     Tom L. Whalen
                                     Policy Committee Member







                                  INDEX TO EXHIBITS


          EXHIBIT NO.                  EXHIBIT                       PAGE

              4.1       Valmont Employee Retirement
                          Savings Plan, with Exhibits
                          No. 1 through No. 7

              23        Consent of KPMG Peat Marwick

              24        Powers of Attorney for
                          Directors of the Company